UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	September 14, 2007

OKLAHOMA GAS AND ELECTRIC COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-1097	73-0382390

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

OGE Energy Corp. is the parent company of Oklahoma Gas and Electric Company (the “Company”), a regulated electric utility with approximately 759,000 customers in Oklahoma and western Arkansas.

On September 10, 2007, the Oklahoma Corporation Commission (“OCC”) voted 2-1 to deny the Company and Public Service Co. of Oklahoma’s (“PSO”) request for pre-approval of their proposed 950 megawatt Red Rock power plant project. The plant, which was to be built at the Company's Sooner plant site, was to be 42% owned by the Company, 50% owned by PSO and 8% owned by the Oklahoma Municipal Power Authority (“OMPA”). The OCC’s Administrative Law Judge had previously reviewed the proposal and supported the project. However, final approval rested with the three OCC commissioners. The Company has begun conferences with PSO and the OMPA to determine the most effective next step. However, pending a review of the OCC’s written order, which is expected in mid to late September, the Company believes it is unlikely the Red Rock proposal could move forward.

Also, on September 14, 2007, the Company announced that it plans to construct the Oklahoma portion of a new 345kV transmission line from north-central Oklahoma to a substation near Wichita, Kansas, as part of the expanded Regional Planning Process under the direction of the Southwest Power Pool (“SPP”). The approximately 40-mile segment to be built by the Company, along with another 40-mile segment of line to be built by Westar Energy of Topeka, Kansas, will provide additional capability to move more power on the regional transmission grid, particularly that part of the grid serving Kansas and Oklahoma. The Company-Westar project has been authorized by the SPP and the Company expects to begin the construction process promptly. The SPP Board of Directors concluded that the project will qualify for ‘Base-Plan’ funding status, which will spread a portion of the cost of the project to all users in the SPP. The Company expects to complete construction of the line, at a cost estimated at $40 million, by late 2010. The press release relating to the transmission line project is furnished as Exhibit 99.01 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Press release dated September 14, 2007, announcing OG&E to build major transmission tie to Kansas

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OKLAHOMA GAS AND ELECTRIC COMPANY
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

September 14, 2007

Exhibit 99.01

OG&E to build major transmission tie to Kansas

Project is part of Southwest Power Pool regional plan

OKLAHOMA CITY – OG&E Electric Services announced today it plans to construct the Oklahoma portion of a new 345kV transmission line from north-central Oklahoma to a substation near Wichita, Kan., as part of the expanded Regional Planning Process under the direction of the Southwest Power Pool (SPP).

The approximately 40-mile segment to be built by OG&E, along with another 40-mile segment of line to be built by Westar Energy of Topeka, Kan., will provide additional capability to move more power on the regional transmission grid, particularly that part of the grid serving Kansas and Oklahoma.

“This line marks a continuation of OG&E’s 105-year tradition of building electric infrastructure to meet growing energy demand,” said Steven E. Moore, chairman and CEO of OGE Energy Corp. (NYSE: OGE), parent of OG&E.

The OG&E-Westar project has been authorized by the SPP and OG&E expects to begin the construction process promptly. The project will qualify for ‘Base-Plan’ funding status, which will spread a portion of the cost of the project to all users in the SPP.

“This new line is truly a ‘win-win’ for everyone,” said Mel Perkins, vice president of Power Delivery for OG&E. “It will improve the reliability of the system and allow for cost-effective power transfers, with the cost shared by all users of the system within the SPP”.

OG&E plans to work with property owners to find the best route for the new line. The company held ‘Town Hall’ meetings in August to solicit public input. OG&E expects to complete construction of the line, at a cost estimated at $40 million, by late 2010.

OG&E serves more than 758,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas. OGE Energy also is the parent of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma.

Some of the matters discussed on this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “objective”, “plan”, “possible”, “potential”, “project” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to general economic conditions, including the availability of credit, actions of rating agencies and their impact on capital expenditures; OGE Energy Corp.’s (collectively, with its subsidiaries, the “Company”) ability and the ability of its subsidiaries to obtain financing on favorable terms; prices and availability of electricity, coal, natural gas and natural gas liquids, each on a stand-alone basis and in relation to each other; business conditions in the energy industry; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; availability and prices of raw materials for current and future construction projects; federal or state legislation and regulatory decisions (including the approval of regulatory filings with the Oklahoma Corporation Commission or the Arkansas Public Service Commission related to its proposed construction of a new power plant and a related lawsuit) and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters the Company’s markets; environmental laws and regulations that may impact the Company’s operations; changes in accounting standards, rules or guidelines; the discontinuance of regulated accounting principles under Financial Accounting Standards Board Statement of Financial Accounting Standard No. 71, “Accounting for the Effects of Certain Types of Regulation”; creditworthiness of suppliers, customers and other contractual parties; the higher degree of risk associated with the Company’s nonregulated business compared with the Company’s regulated utility business; the impact of the recently announced initial public offering of limited partner interests of OGE Enogex Partners L.P.; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission.